UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 1, 2014

LED LIGHTING COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	000-54146	27-3566984
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

737 Southpoint Blvd., Suite E

Petaluma, California 94954

(Address of principal executive offices)

(415) 526-3193

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

Effective July 1, 2014, LED Lighting Company (the “Company”) entered into a consulting agreement with Andrew Molasky for his provision of certain business consulting services to the Company. The consulting agreement provides for the Company’s issuance of 1,255,295 shares of Company common stock to Mr. Molasky in consideration for his services. In connection with the consulting agreement, the Company also issued a common stock purchase warrant to Mr. Molasky pursuant to which he may purchase up to 1,255,295 shares of Company common stock at $1.00 per share for up to three years. The foregoing is only a brief description of the material terms of the consulting agreement and common stock purchase warrant, and does not purport to be a complete description of the rights and obligations of the parties under those agreements, and such descriptions are qualified in their entirety by reference to the agreements which are filed as exhibits to this Current Report.

Item 3.02

Unregistered Sales of Registered Securities

The information contained in Item 1.01 is incorporated herein by reference. The issuance of shares and warrants described in Item 1.01 were made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the securities is an accredited investor.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

No.	Description

10.12	Consulting Agreement dated July 1, 2014 with Andrew Molasky
10.13	Warrant Agreement dated July 1, 2014 with Andrew Molasky

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LED LIGHTING COMPANY

Dated: July 3, 2014	By:	/s/ Kevin Kearney
Kevin Kearney Chief Executive Officer

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